Exhibit 99.1

November 16, 2022
For 6:00 a.m. ET Release

LOWE’S REPORTS THIRD QUARTER 2022 SALES AND EARNINGS RESULTS
—U.S. Comparable Sales Increased 3.0% —
— Third Quarter Diluted EPS of $0.25; Adjusted Diluted EPS1 of $3.27—
— Raises Full Year 2022 Outlook—

MOORESVILLE, N.C., Nov. 16, 2022 - Lowe’s Companies, Inc. (NYSE: LOW) today reported net earnings of $154 million and diluted earnings per share (EPS) of $0.25 for the quarter ended Oct. 28, 2022, which included a pre-tax non-cash asset impairment charge of $2.1 billion related to its Canadian retail business, compared to diluted EPS of $2.73 in the third quarter of 2021. Excluding the impairment charge, third quarter adjusted diluted EPS1 increased 19.8% to $3.27 compared to the prior year.

Total sales for the third quarter were $23.5 billion compared to $22.9 billion in the third quarter of 2021, and comparable sales increased 2.2%. Comparable sales for the U.S. home improvement business increased 3.0% for the third quarter.

“We delivered better-than-expected results this quarter, with U.S. comps up 3%, driven by Pro growth of 19% and improved DIY sales trends. Sales on Lowes.com grew 12%, on top of 25% growth last year. We also drove substantial improvement in adjusted operating margin through disciplined execution and cost management. This enabled us to award $200 million in bonuses to our front-line hourly associates, while also announcing $170 million in permanent wage increases,” commented Marvin R. Ellison, Lowe’s chairman, president and CEO. “I am pleased that we are once again able to share the success of the company with our hard-working front-line associates, and I look forward to discussing our next chapter of growth at our Analyst & Investor Conference in December.”

Capital Allocation
With a disciplined focus on its leading capital allocation program, the company continues to generate long-term shareholder value. During the quarter, the company repurchased approximately 20.5 million shares for $4.0 billion, and it paid $666 million in dividends.

As of Oct. 28, 2022, Lowe’s operated 1,969 home improvement and hardware stores in the U.S. and Canada representing 208 million square feet of retail selling space, and it serviced approximately 212 dealer-owned stores.

1 Adjusted diluted earnings per share is a non-GAAP financial measure. Refer to the “Non-GAAP Financial Measures Reconciliation” section of this release for additional information as well as reconciliations between the Company’s GAAP and non-GAAP financial results.

Lowe’s Business Outlook
The company is increasing its full year 2022 financial outlook reflecting stronger-than-expected operating results.

All Adjusted measures exclude asset impairment, and expected transaction costs associated with the sale of our Canadian retail business, which is currently expected to close in early 2023.

Full Year 2022 Outlook -- a 53-week Year (comparisons to full year 2021 -- a 52-week year)
•Total sales of approximately $97 – $98 billion, including the 53rd week
•53rd week expected to increase total sales by approximately $1.0 billion to $1.5 billion
•Comparable sales expected to be flat to down -1% as compared to prior year
•Gross margin rate up slightly compared to prior year
•Depreciation and amortization of approximately $1.75 billion
•Adjusted operating income2 as a percentage of sales (adjusted operating margin2) of 13.0%
•Interest expense of $1.1 to $1.2 billion
•Adjusted effective income tax rate2 of approximately 25%
•Adjusted diluted earnings per share2 of $13.65 to $13.80 (previously $13.10 to $13.60)
•Total share repurchases of approximately $13 billion (previously $12 billion)
•Adjusted ROIC2 of over 37%
•Capital expenditures of up to $2 billion

The Canadian retail business represents less than 6% of consolidated full year 2022 sales outlook, and approximately 60 basis points of dilution on the consolidated full year 2022 operating margin outlook.

A conference call to discuss third quarter 2022 operating results is scheduled for today, Wednesday, Nov. 16, at 9 a.m. ET. The conference call will be available by webcast and can be accessed by visiting Lowe’s website at ir.lowes.com and clicking on Lowe’s Third Quarter 2022 Earnings Conference Call Webcast. Supplemental slides will be available approximately 15 minutes prior to the start of the conference call. A replay of the call will be archived at ir.lowes.com.

Lowe’s Companies, Inc.
Lowe’s Companies, Inc. (NYSE: LOW) is a FORTUNE® 50 home improvement company serving approximately 19 million customer transactions a week in the United States and Canada. With fiscal year 2021 sales of over $96 billion, Lowe’s and its related businesses operate or service nearly 2,200 home improvement and hardware stores and employ over 300,000 associates. Based in Mooresville, N.C., Lowe’s supports the communities it serves through programs focused on creating safe, affordable housing and helping to develop the next generation of skilled trade experts. For more information, visit Lowes.com.

2 Adjusted operating income, adjusted operating margin, adjusted diluted earnings per share, and adjusted effective income tax rate are non-GAAP financial measures. In addition, adjusted Return on Invested Capital (ROIC) is calculated using a non-GAAP financial measure. The Company does not provide a reconciliation for non-GAAP estimates on a forward-looking basis where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items without unreasonable effort, including timing of and deal-related transaction costs associated with the sale of our Canadian retail business.

Disclosure Regarding Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements including words such as “believe”, “expect”, “anticipate”, “plan”, “desire”, “project”, “estimate”, “intend”, “will”, “should”, “could”, “would”, “may”, “strategy”, “potential”, “opportunity”, “outlook”, “scenario”, “guidance”, and similar expressions are forward-looking statements. Forward-looking statements involve, among other things, expectations, projections, and assumptions about future financial and operating results, objectives, business outlook, priorities, sales growth, shareholder value, capital expenditures, cash flows, the housing market, the home improvement industry, demand for products and services, share repurchases, Lowe’s strategic initiatives, including those relating to acquisitions and dispositions and the impact of such transactions on our strategic and operational plans and financial results. Such statements involve risks and uncertainties and we can give no assurance that they will prove to be correct. Actual results may differ materially from those expressed or implied in such statements.

A wide variety of potential risks, uncertainties, and other factors could materially affect our ability to achieve the results either expressed or implied by these forward-looking statements including, but not limited to, changes in general economic conditions, such as volatility and/or lack of liquidity from time to time in U.S. and world financial markets and the consequent reduced availability and/or higher cost of borrowing to Lowe's and its customers, the risk that asset impairment and deal-related transaction costs on the divestiture of the Canadian retail business could ultimately be greater than what we currently expect, slower rates of growth in real disposable personal income that could affect the rate of growth in consumer spending, inflation and its impacts on discretionary spending and on our costs, shortages, and other disruptions in the labor supply, interest rate and currency fluctuations, home price appreciation or decreasing housing turnover, the availability of consumer credit and of mortgage financing, trade policy changes or additional tariffs, outbreaks of pandemics, fluctuations in fuel and energy costs, inflation or deflation of commodity prices, natural disasters, armed conflicts, acts of both domestic and international terrorism, and other factors that can negatively affect our customers.

Investors and others should carefully consider the foregoing factors and other uncertainties, risks and potential events including, but not limited to, those described in “Item 1A - Risk Factors” in our most recent Annual Report on Form 10-K and as may be updated from time to time in Item 1A in our quarterly reports on Form 10-Q or other subsequent filings with the SEC. All such forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update these statements other than as required by law.

###

Contacts:	Shareholder/Analyst Inquiries:	Media Inquiries:
	Kate Pearlman	Steve Salazar
	704-775-3856	704-881-4272
	kate.pearlman@lowes.com	steve.j.salazar@lowes.com

Lowe’s Companies, Inc.
Consolidated Statements of Current Earnings and (Accumulated Deficit)/Retained Earnings (Unaudited)
In Millions, Except Per Share and Percentage Data

	Three Months Ended				Nine Months Ended
	October 28, 2022		October 29, 2021		October 28, 2022		October 29, 2021
Current Earnings	Amount	% Sales	Amount	% Sales	Amount	% Sales	Amount	% Sales
Net sales	$23,479	100.00	$22,918	100.00	$74,614	100.00	$74,911	100.00
Cost of sales	15,661	66.70	15,331	66.90	49,614	66.49	49,882	66.59
Gross margin	7,818	33.30	7,587	33.10	25,000	33.51	25,029	33.41
Expenses:
Selling, general and administrative	6,443	27.45	4,373	19.08	15,200	20.38	13,559	18.10
Depreciation and amortization	451	1.92	425	1.85	1,345	1.80	1,226	1.64
Operating income	924	3.93	2,789	12.17	8,455	11.33	10,244	13.67
Interest – net	295	1.25	223	0.97	802	1.07	650	0.86
Pre-tax earnings	629	2.68	2,566	11.20	7,653	10.26	9,594	12.81
Income tax provision	475	2.02	670	2.93	2,174	2.92	2,359	3.15
Net earnings	$154	0.66	$1,896	8.27	$5,479	7.34	$7,235	9.66

Weighted average common shares outstanding – basic	618		690		638		704
Basic earnings per common share (1)	$0.25		$2.74		$8.56		$10.23
Weighted average common shares outstanding – diluted	620		692		640		706
Diluted earnings per common share (1)	$0.25		$2.73		$8.53		$10.21
Cash dividends per share	$1.05		$0.80		$2.90		$2.20

(Accumulated Deficit)/Retained Earnings
Balance at beginning of period	$(8,895)		$(460)		$(5,115)		$1,117
Net earnings	154		1,896		5,479		7,235
Cash dividends declared	(643)		(551)		(1,833)		(1,544)
Share repurchases	(3,929)		(2,798)		(11,844)		(8,721)
Balance at end of period	$(13,313)		$(1,913)		$(13,313)		$(1,913)

(1)    Under the two-class method, earnings per share is calculated using net earnings allocable to common shares, which is derived by reducing net earnings by the earnings allocable to participating securities. Net earnings allocable to common shares used in the basic and diluted earnings per share calculation were $152 million for the three months ended October 28, 2022, and $1,889 million for the three months ended October 29, 2021. Net earnings allocable to common shares used in the basic and diluted earnings per share calculation were $5,462 million for the nine months ended October 28, 2022, and $7,207 million for the nine months ended October 29, 2021.

Lowe’s Companies, Inc.
Consolidated Statements of Comprehensive Income (Unaudited)
In Millions, Except Percentage Data

	Three Months Ended				Nine Months Ended
	October 28, 2022		October 29, 2021		October 28, 2022		October 29, 2021
	Amount	% Sales	Amount	% Sales	Amount	% Sales	Amount	% Sales
Net earnings	$154	0.66	$1,896	8.27	$5,479	7.34	$7,235	9.66
Foreign currency translation adjustments – net of tax	(168)	(0.72)	19	0.08	(173)	(0.23)	78	0.10
Cash flow hedges – net of tax	170	0.72	41	0.18	352	0.47	56	0.07
Other	1	—	(1)	—	(3)	—	(4)	—
Other comprehensive income	3	—	59	0.26	176	0.24	130	0.17
Comprehensive income	$157	0.66	$1,955	8.53	$5,655	7.58	$7,365	9.83

Lowe’s Companies, Inc.
Consolidated Balance Sheets (Unaudited)
In Millions, Except Par Value Data

	October 28, 2022	October 29, 2021	January 28, 2022
Assets
Current assets:
Cash and cash equivalents	$3,192	$6,121	$1,133
Short-term investments	464	552	271
Merchandise inventory – net	19,817	16,685	17,605
Other current assets	1,518	1,491	1,051
Total current assets	24,991	24,849	20,060
Property, less accumulated depreciation	17,275	18,925	19,071
Operating lease right-of-use assets	3,512	4,161	4,108
Long-term investments	63	213	199
Deferred income taxes – net	301	220	164
Other assets	831	1,032	1,038
Total assets	$46,973	$49,400	$44,640

Liabilities and shareholders' deficit
Current liabilities:
Short-term borrowings	$—	$1,000	$—
Current maturities of long-term debt	609	1,352	868
Current operating lease liabilities	651	573	636
Accounts payable	12,249	11,334	11,354
Accrued compensation and employee benefits	1,405	1,353	1,561
Deferred revenue	1,736	1,954	1,914
Other current liabilities	4,226	3,268	3,335
Total current liabilities	20,876	20,834	19,668
Long-term debt, excluding current maturities	32,904	23,881	23,859
Noncurrent operating lease liabilities	4,048	4,136	4,021
Deferred revenue – Lowe's protection plans	1,184	1,119	1,127
Other liabilities	829	1,006	781
Total liabilities	59,841	50,976	49,456

Shareholders' deficit:
Preferred stock, $5 par value: Authorized – 5.0 million shares; Issued and outstanding – none	—	—	—
Common stock, $0.50 par value: Authorized – 5.6 billion shares; Issued and outstanding – 611 million, 686 million, and 670 million shares, respectively	305	343	335
Capital in excess of par value	—	—	—
Accumulated deficit	(13,313)	(1,913)	(5,115)
Accumulated other comprehensive income/(loss)	140	(6)	(36)
Total shareholders' deficit	(12,868)	(1,576)	(4,816)
Total liabilities and shareholders' deficit	$46,973	$49,400	$44,640

Lowe’s Companies, Inc.
Consolidated Statements of Cash Flows (Unaudited)
In Millions

	Nine Months Ended
	October 28, 2022	October 29, 2021
Cash flows from operating activities:
Net earnings	$5,479	$7,235
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	1,509	1,388
Noncash lease expense	403	383
Deferred income taxes	(252)	96
Asset impairment and loss on property – net	2,113	25
Share-based payment expense	165	169
Changes in operating assets and liabilities:
Merchandise inventory – net	(2,308)	(446)
Other operating assets	20	(130)
Accounts payable	921	436
Deferred revenue	(117)	444
Other operating liabilities	205	(421)
Net cash provided by operating activities	8,138	9,179

Cash flows from investing activities:
Purchases of investments	(659)	(2,325)
Proceeds from sale/maturity of investments	597	2,261
Capital expenditures	(1,090)	(1,256)
Proceeds from sale of property and other long-term assets	37	94
Other – net	—	(134)
Net cash used in investing activities	(1,115)	(1,360)

Cash flows from financing activities:
Net proceeds from issuance of debt	9,667	4,972
Repayment of debt	(831)	(595)
Proceeds from issuance of common stock under share-based payment plans	86	72
Cash dividend payments	(1,727)	(1,433)
Repurchases of common stock	(12,127)	(8,999)
Other – net	—	(408)
Net cash used in financing activities	(4,932)	(6,391)

Effect of exchange rate changes on cash	(32)	3

Net increase in cash and cash equivalents	2,059	1,431
Cash and cash equivalents, beginning of period	1,133	4,690
Cash and cash equivalents, end of period	$3,192	$6,121

Lowe’s Companies, Inc.
Non-GAAP Financial Measure Reconciliation (Unaudited)

To provide additional transparency, the Company has presented a comparison to the non-GAAP financial measure of adjusted diluted earnings per share for the three months ended October 28, 2022. This measure excludes the impact of a discrete item, further described below, not contemplated in Lowe’s Business Outlook to assist analysts and investors in understanding operational performance for the third quarter of fiscal 2022.

Fiscal 2022 Impacts
During the third quarter, the Company recognized financial impacts from the following discrete item, not contemplated in the Company's Business Outlook for fiscal 2022:

•In the third quarter of fiscal 2022, the Company recognized a pre-tax $2.1 billion long-lived asset impairment of the Canadian retail business (Canadian retail business transaction costs).

Adjusted diluted earnings per share should not be considered an alternative to, or more meaningful indicator of, the Company’s diluted earnings per share as prepared in accordance with GAAP. The Company’s methods of determining non-GAAP financial measures may differ from the method used by other companies and may not be comparable.

The Company does not provide a reconciliation for non-GAAP estimates on a forward-looking basis where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items without unreasonable effort, including timing of and deal-related transaction costs associated with the sale of our Canadian retail business.

A reconciliation between the Company’s GAAP and non-GAAP financial results is shown below and available on the Company’s website at ir.lowes.com.

	Three Months Ended
	October 28, 2022
	Pre-Tax Earnings	Tax[1]	Net Earnings
Diluted earnings per share, as reported			$0.25
Non-GAAP adjustments – per share impacts
Canada retail business transaction costs	3.32	(0.30)	3.02
Adjusted diluted earnings per share			$3.27
1 Represents the corresponding tax benefit or expense related to the item excluded from adjusted diluted earnings per share.